Exhibit 99.1

Media Contacts:

Telkonet Investor Relations

414.721.7988
ir@telkonet.com

FOR IMMEDIATE RELEASE

Telkonet Announces First Quarter 2016 Financial Results

Company Achieves Record First Quarter Revenue

Teleconference and Webcast to be Held Today at 4:30 P.M. EST

MILWAUKEE (May 5, 2016) - Telkonet, Inc. (OTCQB: TKOI), (the “Company”, “Telkonet”), creator of the EcoSmart platform of intelligent automation solutions designed to optimize comfort, energy efficiency and operational analytics in support of the emerging Internet of Things (IoT), today announced financial results for the first quarter ended March 31, 2016. Telkonet management will hold a teleconference and webcast to discuss these results with the financial community today at 4:30 p.m. ET/3:30 p.m. CT.

“Our first quarter results demonstrate the success of our strategic growth initiatives and continued investment in sales and marketing activities,” states Jason Tienor, Telkonet Chief Executive Officer. “Our continued innovation and technological leadership have allowed us to develop a platform that is unique in our target verticals. We look forward to expanding on these results with the release of several new innovations throughout 2016.”

Operating and Financial Highlights for the First Quarter Ended March 31, 2016 Compared to First Quarter 2015

•	Q1 revenue saw an 80% improvement year over year and marked the highest Q1 revenues in history
•	Revenue from the EcoSmart Platform increased $2.0 million, or 261% over 2015
•	Gross Profit increased by $1.3 million, or 105% over 2015
•	Gross Margins expanded to 55%, compared to 48%, second highest in company’s history
•	Adjusted EBITDA increased $0.9 million from $(0.6) million to $0.3 million
•	Channel sales increased by $0.8 million or 110% year over year
•	University projects including schools such as the University of Chicago, Kansas State University, East Central University, University of Minnesota and New York University represented 9% of the quarterly revenues
•	Company completed the largest Multiple Dwelling Unit (“MDU”) sale of its history for Rivercross Apartments on Roosevelt Island in New York for more than $350,000

“While the first quarter is typically slow due to seasonality, we’ve shown that a strategy of expanded vertical focus and focus on channel driven sales has enabled us to reduce seasonality in our business and dramatically impact topline EcoSmart revenues,” continues Jason Tienor. “Rapid growth across MDU, Education and Hospitality continues to propel our performance moving forward and our continued focus on development of the EcoSmart platform for these markets has secured Telkonet’s position as an IoT leader in the space.”

Financial Results Review

2016 First Quarter

Revenue: Total revenue grew $2.0 million or 80%, to $4.6 million for the quarter ended March 31, 2016 compared to $2.6 million for the comparable quarter in 2015.

Telkonet, Inc. • 20800 Swenson Drive, Suite 175 • Waukesha, WI 53186 • Phone: 414.223.0473 • Fax: 414.258.8307 • www.telkonet.com

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Product Revenue: Product revenue which principally arises from the sales and installation of our EcoSmart energy management platform and High Speed Internet Access (“HSIA”) equipment grew 125% to $3.5 million for the quarter ended March 31, 2016 compared to $1.6 million for the comparable quarter in 2015. The largest growth came from the hospitality market, which increased $1.3 million followed by the MDU market which grew $0.4 million and the education market which grew $0.3 million. Product revenue from channel partners continued to grow increasing by $0.8 million for the quarter ended March 31, 2016 compared to the prior year period.

Gross Margin: Gross margin increased as a result of a $2.0 million increase in product sales of the Company’s EcoSmart energy management platform, which have higher gross margins than the Company’s HSIA products.

Net Income: The Company reported net income of $0.1 million for the quarter ended March 31, 2016 compared to a $0.7 million loss for the quarter ended March 31, 2015.

Teleconference and Webcast

Date: May 5, 2016

Time: 4:30 p.m. EST (3:30 p.m. CDT, 1:30 p.m. PST)

Investor Dial-In (Toll Free): 877-830-2627

Investor Dial-In (International): 785-424-1230

Live Web Cast: http://www.investorcalendar.com/IC/CEPage.asp?ID=174969

A replay of the teleconference will be available until May 19, 2016, which can be accessed by dialing 877-481-4010 if calling within the United States or 919-882-2331, if calling internationally. Please enter conference ID “10024” to access the replay.

NON-GAAP Financial Measures

Telkonet will post to the Company's investor relations web site (www.telkonet.com) any reconciliation of differences between non-GAAP financial information that may be required in connection with issuing the Company's financial results.

The Company, as is common in its industry, uses adjusted EBITDA, a non-GAAP measurement gauge to demonstrate earnings exclusive of interest and non-cash events. The Company manages its business based on its cash flows. The Company, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes its decisions based on cash flows, not on the amortization of assets obtained through historical activities. The Company, in managing its current and future affairs, cannot affect the amortization of the intangible assets to any material degree, and therefore uses adjusted EBITDA as its primary management guide. Adjusted EBITDA is not, and should not be considered, an alternative to net income (loss), income (loss) from operations, or any other measure for determining operating performance of liquidity, as determined under accounting principles generally accepted in the United States (GAAP). In assessing the overall health of its business for the three months ended March 31, 2016 and 2015, the Company excluded items in the following general category described below:

•	Stock-based compensation: The Company believes that because of the variety of equity awards used by companies, varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on our operating results. Further, the Company believes that excluding stock-based compensation expense allows for a more transparent comparison of its financial results to the previous period.

Adjusted EBITDA and other non-GAAP financial measures should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of the non-GAAP financial measure as an analytical tool. In particular, the non-GAAP financial measure is not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company's financial results for the foreseeable future. The Company compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measure.

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ABOUT TELKONET

Telkonet is a leading provider of intelligent automation solutions throughout commercial markets worldwide. The (IoT), offers considerable energy cost reductions, staff productivity enhancements and carbon footprint reductions through intelligent networked communications, improved asset utilization and data analytics. IoT platforms like Telkonet’s EcoSmart enable users to achieve savings, value and service through networked connectivity providing monitoring, control, analytics, convenience and the ability to participate with the emerging Smart Grid through automated demand response initiatives. Telkonet serves vertical markets that have established the Company as a leading networking, efficiency and energy management technology provider. Those markets consist of Hospitality, Education, Military, Government, Healthcare and Public Housing. Telkonet’s business divisions include EcoSmart, a networked automation platform featuring Recovery time technology offering cost savings, energy reductions, optimized asset utilization and improved comfort, and EthoStream®, one of the largest hospitality High-Speed Internet Access networks in the world providing public Internet access to more than 8 million monthly users.

For more information, visit www.telkonet.com.

For news updates as they happen, follow @Telkonet on Twitter.

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www.telkonet.com

FORWARD LOOKING STATEMENTS

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company’s ability to obtain new contracts and accurately estimate net revenue due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company’s financial results, can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and in its Reports on Forms 8-K filed with the Securities and Exchange Commission (“SEC”).

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RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED MARCH 31,

	2016	2015
Net income (loss)	$120,122	$(744,078)
Interest expense, net	16,196	20,054
Provision for income taxes	51,937	52,187
Depreciation and amortization	68,834	69,302
EBITDA	257,089	(602,535)
Adjustments:
Stock-based compensation	3,751	4,203
Adjusted EBITDA	$260,840	$(598,332)

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TELKONET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For The Three Months Ended March 31,
	2016	2015
Revenues, net:
Product	$3,546,683	$1,575,367
Recurring	1,077,423	999,179
Total Net Revenues	4,624,106	2,574,546

Cost of Sales:
Product	1,787,454	1,089,824
Recurring	278,035	238,264
Total Cost of Sales	2,065,489	1,328,088

Gross Profit	2,558,617	1,246,458

Operating Expenses:
Research and development	426,814	359,529
Selling, general and administrative	1,874,714	1,489,464
Depreciation and amortization	68,834	69,302
Total Operating Expenses	2,370,362	1,918,295

Income (Loss) from Operations	188,255	(671,837)

Other (Expenses) Income:
Interest income (expense), net	(16,196)	(20,054)
Total Other (Expense) Income	(16,196)	(20,054)

Income (Loss) Before Provision for Income Taxes	172,059	(691,891)

Provision for Income Taxes	51,937	52,187

Net Income (Loss)	120,122	(744,078)

Accretion of preferred dividends and discount	–	(18,253)
Net Income (Loss) attributable to common stockholders	$120,122	$(762,331)

Net income (loss) per common share:
Net income (loss) attributed to common stockholders per common share – basic	$0.00	$(0.01)
Net income (loss) attributed to common stockholders per common share – diluted	$0.00	$(0.01)

Weighted Average Common Shares Outstanding – basic	127,054,848	125,035,612
Weighted Average Common Shares Outstanding – diluted	129,335,871	125,035,612

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